Exhibit 99.1

For Immediate Release Synchrony Financial (NYSE: SYF) January 23, 2024
FOURTH QUARTER 2023 RESULTS AND KEY METRICS

1.5% Return on Assets	12.2% CET1 Ratio	$353M Capital Returned	CEO COMMENTARY

“Synchrony’s strong fourth quarter performance underscored the power of our differentiated business model, supported by continued consumer resilience,” said Brian Doubles, Synchrony’s President and Chief Executive Officer.

“During the year, we grew our existing partner programs and launched new programs, expanded our products and markets, and continued to scale our multi-product strategy across our portfolio – all with a commitment to delivering the power of choice through best-in-class experiences for our customers, partners and providers.”

“As Synchrony continues to execute on these strategic priorities, we are confident in our ability to continue to deliver industry-leading financial solutions and experiences, while also driving sustainable growth at attractive risk-adjusted returns for our stakeholders.”

$103.0B Loan Receivables

Net Earnings of $440 Million or $1.03 per Diluted Share

Delivered Record Purchase Volume and Strong Receivables Growth

Returned $353 Million of Capital to Shareholders, including $250 Million of Share Repurchases

STAMFORD, Conn. – Synchrony Financial (NYSE: SYF) today announced fourth quarter 2023 net earnings of $440 million, or $1.03 per diluted share, compared to $577 million, or $1.26 per diluted share in the fourth quarter 2022.

KEY OPERATING & FINANCIAL METRICS*
PERFORMANCE REFLECTS DIFFERENTIATED BUSINESS MODEL AND CONTINUED CONSUMER RESILIENCE
•Purchase volume increased 3% to $49.3 billion
•Loan receivables increased 11% to $103.0 billion
•Average active accounts increased 5% to 71.5 million
•New accounts decreased 3% to 6.2 million
•Net interest margin decreased 48 basis points to 15.10%
•Efficiency ratio decreased 120 basis points to 36.0%
•Return on assets decreased 70 basis points to 1.5%
•Return on equity decreased 5.1 percentage points to 12.4%; return on tangible common equity** decreased 6.4 percentage points to 14.7%

CFO COMMENTARY	BUSINESS AND FINANCIAL RESULTS FOR THE FOURTH QUARTER OF 2023*
“Synchrony’s strong fourth quarter financial results reflected a continuation of the strong performance we’ve achieved throughout 2023, including broad-based growth across our portfolio, credit normalization within our expectations, continued partner alignment through our RSA, and further progress toward our long-term operating efficiency target,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.

"The strength of these core business drivers, in combination with our execution across our key strategic priorities, continue to enable Synchrony to deliver consistent growth and strong risk-adjusted returns through economic cycles and changing market conditions.”

“As we look forward, we are confident that Synchrony is well-positioned to continue to deliver compelling outcomes for our customers, partners and providers, while also driving considerable long-term value for our stakeholders.”

BUSINESS HIGHLIGHTS
CONTINUED TO EXPAND PORTFOLIO, ENHANCE PRODUCTS AND EXTEND REACH
•Announced sale of Pets Best insurance to Independence Pet Holdings, providing the opportunity to build a strategic partnership with one of the leading pet-focused companies in North America
•Announced acquisition of Ally Lending’s point-of-sale financing business, creating a differentiated solution in the home improvement industry and expanding Synchrony's multi-product strategy within its Home & Auto and Health & Wellness platforms
•Announced new program with J.Crew, which will launch in the first half of 2024 and include its first-ever co-branded card and a full suite of digital capabilities
•Added or renewed more than 15 programs, including J.Crew, Rheem and PetVet Care Centers

FINANCIAL HIGHLIGHTS
EARNINGS DRIVEN BY CORE BUSINESS DRIVERS
•Interest and fees on loans increased 16% to $5.3 billion, driven primarily by growth in average loan receivables, higher benchmark rates and lower payment rate.
•Net interest income increased $360 million, or 9%, to $4.5 billion, driven by higher interest and fees on loans, partially offset by an increase in interest expense from higher benchmark rates and higher funding liabilities.
•Retailer share arrangements decreased $165 million, or 16%, to $878 million, reflecting higher net charge-offs partially offset by higher net interest income.
•Provision for credit losses increased $603 million to $1.8 billion, driven by higher net charge-offs.
•Other expense increased $165 million, or 14%, to $1.3 billion, driven primarily by growth related items, restructuring and other notable expenses totaling $73 million and higher operational losses.
•Provision for income taxes decreased $65 million, or 40%, to $99 million, primarily driven by the decrease in pre-tax income as well as additional discrete tax benefits recognized in the current period.
•Net earnings decreased to $440 million, compared to $577 million.

CREDIT QUALITY
CREDIT CONTINUES TO NORMALIZE IN LINE WITH EXPECTATIONS
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.74% compared to 3.65% in the prior year, an increase of 109 basis points and approximately 12 basis points above the average of the fourth quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 5.58% compared to 3.48% in the prior year, an increase of 210 basis points, normalizing within our expectations and in line with our underwriting target of 5.5-6.0%
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.26%, compared to 10.40% in the third quarter 2023.

SALES PLATFORM HIGHLIGHTS
DIVERSITY ACROSS OUR PLATFORMS CONTINUES TO PROVIDE RESILIENCE
•Home & Auto purchase volume decreased 4%, as strong Home Specialty, Auto Network and commercial growth were offset by a combination of lower customer traffic and fewer large ticket purchases as customers manage spend in the remainder of Home, as well as lower gas prices. Period-end loan receivables increased 7%, reflecting lower payment rates. Interest and fees on loans were up 11%, primarily driven by loan receivables growth and higher benchmark rates. Average active accounts increased 3%.
•Digital purchase volume increased 5%, reflecting growth in average active accounts and strong customer engagement. Period-end loan receivables increased 13%, driven by lower payment rates and continued purchase volume growth. Interest and fees on loans increased 19%, reflecting the impacts of loan receivables growth, lower payment rate, higher benchmark rates and maturation of newer programs. Average active accounts increased 5%.
•Diversified & Value purchase volume increased 4%, driven by higher in- and out-of-partner spend. Period-end loan receivables increased 11%, reflecting purchase volume growth and lower payment rates. Interest and fees on loans increased 18%, driven by the impacts of loan receivables growth, lower payment rate and higher benchmark rates. Average active accounts increased 3%.
•Health & Wellness purchase volume increased 10%, reflecting broad-based growth in active accounts led by Dental, Pet and Cosmetic. Period-end loan receivables increased 19%, driven by continued higher promotional purchase volume and lower payment rates. Interest and fees on loans increased 16%, reflecting the impacts of growth in purchase volume and loan receivables as well as lower payment rate. Average active accounts increased 12%.
•Lifestyle purchase volume increased 3%, reflecting stronger transaction values in Outdoor and Luxury. Period-end loan receivables increased 13%, driven by purchase volume growth and lower payment rates. Interest and fees on loans increased 15%, driven primarily by the impacts of loan receivables growth, lower payment rate and higher benchmark rates. Average active accounts increased 1%.

BALANCE SHEET, LIQUIDITY & CAPITAL
FUNDING, CAPITAL & LIQUIDITY REMAIN ROBUST
•Loan receivables of $103.0 billion increased 11%; purchase volume increased 3% and average active accounts increased 5%.
•Deposits increased $9.5 billion, or 13%, to $81.2 billion and comprised 84% of funding.
•Total liquid assets and undrawn credit facilities were $19.8 billion, or 16.8% of total assets.
•The company returned $353 million in capital to shareholders, including $250 million of share repurchases and $103 million of common stock dividends.
•As of December 31, 2023, the Company had a total remaining share repurchase authorization of $600 million.
•The estimated Common Equity Tier 1 ratio was 12.2% compared to 13.3%***, and the estimated Tier 1 Capital ratio was 12.9% compared to 14.1%***

*All comparisons are for the fourth quarter of 2023 compared to the fourth quarter of 2022, unless otherwise noted.
** Tangible common equity is a non-GAAP financial measure. See non-GAAP reconciliation in the financial tables. Prior period amounts have been recast. See *** for additional information.
*** Prior period amounts have been recast to reflect the change in presentation of contract costs related to our retailer partner agreements on our Statement of Financial Condition. See the financial tables for additional information.

CORRESPONDING FINANCIAL TABLES AND INFORMATION
No representation is made that the information in this news release is complete. Investors are encouraged to review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the detailed financial tables and information that follow and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed February 9, 2023, and the Company’s forthcoming Quarterly Report on Form 10-Q for the quarter ended December 31, 2023. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchronyfinancial.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

CONFERENCE CALL AND WEBCAST
On Tuesday, January 23, 2024, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

ABOUT SYNCHRONY FINANCIAL
Synchrony (NYSE: SYF) is a premier consumer financial services company delivering one of the industry’s most complete digitally-enabled product suites. Our experience, expertise and scale encompass a broad spectrum of industries including digital, health and wellness, retail, telecommunications, home, auto, outdoor, pet and more. We have an established and diverse group of national and regional retailers, local merchants, manufacturers, buying groups, industry associations and healthcare service providers, which we refer to as our “partners.” We connect our partners and consumers through our dynamic financial ecosystem and provide them with a diverse set of financing solutions and innovative digital capabilities to address their specific needs and deliver seamless, omnichannel experiences. We offer the right financing products to the right customers in their channel of choice.

For more information, visit www.synchrony.com and Twitter: @Synchrony.

Investor Relations	Media Relations
Kathryn Miller	Lisa Lanspery
(203) 585-6291	(203) 585-6143

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the Consumer Financial Protection Bureau’s (the “CFPB”) proposed rule on credit card late fees, if adopted; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed on February 9, 2023. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

NON-GAAP MEASURES
The information provided herein includes measures we refer to as "tangible common equity," and certain “CECL fully phased-in" capital measures, which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.